                                                                   Exhibit 10(f)
                                                                        08/14/98
                                                                     #8127537.06

                                 $45,000,000

                                CREDIT AGREEMENT

                                   dated as of

                               August 14, 1998

                                  by and among

                             The Turner Corporation,
                                  as Borrower,

                          Turner Construction Company,
                                  as Guarantor,

                             The Banks Party Hereto,

                                       and

                                 Bank One, N.A.,
                                    as Agent

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1: DEFINITIONS.......................................................1

1.1.   Definitions...........................................................1
1.2.   Accounting Terms and Determinations...................................7

ARTICLE 2: THE CREDITS.......................................................7

2.1.   Commitments to Lend...................................................8
2.2.   Method of Borrowing...................................................8
2.3.   Notes.................................................................9
2.4.   Maturity of Loans.....................................................9
2.5.   Interest Rates........................................................9
2.6.   Fees.................................................................11
2.7.   Optional Termination or Reduction of Commitments.....................11
2.8.   Method of Electing Interest Rates....................................11
2.9.   Mandatory Termination of Commitments.................................12
2.10.  Optional Prepayments.................................................12
2.11.  General Provisions as to Payments....................................12
2.12.  Funding Losses.......................................................13
2.13.  Computation of Interest and Fees.....................................13
2.14.  Letters of Credit....................................................13

ARTICLE 3: CONDITIONS.......................................................15

3.1.   Effective Date.......................................................15
3.2.   Borrowings and Issuances of Letters of Credit........................16

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF THE BORROWER...................16

4.1.   Corporate Existence and Power........................................16
4.2.   Corporate and Governmental Authorization; No Contravention...........16
4.3.   Binding Effect.......................................................16
4.4.   Financial Information................................................16
4.5.   Litigation...........................................................17
4.6.   Compliance with ERISA................................................17
4.7.   Environmental Matters................................................17
4.8.   Compliance with Laws.................................................17
4.9.   Contractual Arrangements.............................................17
4.10.  Taxes................................................................17
4.11.  Subsidiaries.........................................................17
4.12.  Not an Investment Company............................................18
4.13.  Full Disclosure......................................................18

ARTICLE 5: COVENANTS........................................................18

5.1.   Information..........................................................18
5.2.   Payment of Obligations...............................................20
5.3.   Maintenance of Property; Insurance...................................20
5.4.   Conduct of Business and Maintenance of Existence.....................20
5.5.   Compliance with Laws.................................................21
5.6.   Inspection of Property, Books and Records............................21
5.7.   Current Ratio........................................................21


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5.8.   Debt.................................................................21
5.9.   Minimum Consolidated Adjusted Net Worth..............................21
5.10.  Fixed Charge Coverage................................................22
5.11.  Intentionally Deleted................................................22
5.12.  Debt of Guarantor....................................................22
5.13.  Investments..........................................................22
5.14.  Negative Pledge......................................................23
5.15.  Consolidations, Mergers and Sales of Assets..........................23
5.16.  Use of Proceeds......................................................23
5.17.  Real Estate Development..............................................24

ARTICLE 6: DEFAULTS.........................................................24

6.1.   Events of Default....................................................24
6.2.   Notice of Default....................................................25
6.3.   Cash Cover...........................................................25

ARTICLE 7: THE AGENT........................................................26

7.1.   Appointment and Authorization........................................26
7.2.   Agent and Affiliates.................................................26
7.3.   Action by Agent......................................................26
7.4.   Consultation with Experts............................................26
7.5.   Liability of Agent...................................................26
7.6.   Indemnification......................................................26
7.7.   Credit Decision......................................................26
7.8.   Successor Agent......................................................27
7.9.   Agent's Fee..........................................................27

ARTICLE 8: CHANGE IN CIRCUMSTANCES..........................................27

8.1.   Basis for Determining Interest Rate Inadequate or Unfair.............27
8.2.   Illegality...........................................................27
8.3.   Increased Cost and Reduced Return....................................28
8.4.   Taxes................................................................28
8.5.   Base Rate Loans Substituted for Affected Eurodollar Loans............29

ARTICLE 9: GUARANTY.........................................................30

9.1.   The Guaranty.........................................................30
9.2.   Guaranty Unconditional...............................................30
9.3.   Discharge Only Upon Payment In Full; Reinstatement In
         Certain Circumstances..............................................30
9.4.   Waiver by the Guarantor..............................................31
9.5.   Subornation..........................................................31
9.6.   Stay of Acceleration.................................................31
9.7.   Limit of Liability...................................................31

ARTICLE 10: MISCELLANEOUS...................................................31

10.1.   Notices.............................................................31
10.2.   No Waivers..........................................................31
10.3.   Expenses; Indemnification...........................................32
10.4.   Sharing of Set-Offs.................................................32
10.5.   Amendments and Waivers..............................................32
10.6.   Successors and Assigns..............................................33
10.7.   Collateral..........................................................34


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10.8.   Governing Law.......................................................34
10.9.   Counterparts; Integration...........................................34
10.10.  WAIVER OF JURY TRIAL................................................34

Pricing Schedule

Exhibit A               Note

Exhibit B               Opinion of Counsel for the Borrower and the Guarantor

Exhibit C               Opinion of General Counsel of the Borrower and the

                        Guarantor

Exhibit D               Assignment and Assumption Agreement

Exhibit E               Extension Agreement

Schedule A              Subsidiaries of the Borrower


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

            CREDIT AGREEMENT dated as of August 14, 1998 by and among THE TURNER CORPORATION, as Borrower, TURNER CONSTRUCTION COMPANY, as Guarantor, the BANKS party hereto and BANK ONE, N.A., as Agent.

                              W I T N E S S E T H :

      ARTICLE 1: DEFINITIONS

            SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

            "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.5(b).

            "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

            "Agent" means Bank One, N.A. in its capacity as agent for the Banks hereunder, and its successor(s), if any, in such capacity.

            "Agreement" means this Agreement as in effect from time to time and as further amended from time to time hereafter.

            "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

            "Assets Attributable to Minority Interests" at any date means, with respect to any asset that (i) would be reflected on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries if such balance sheet were prepared as of such date, and (ii) is owned by a Consolidated Subsidiary that is not wholly owned by the Borrower, a percentage of the amount of such asset that would be reflected on such balance sheet that is equal to the percentage of the equity of such Consolidated Subsidiary that would be reflected as a minority interest on such balance sheet.

            "Assignee" has the meaning set forth in Section 10.6(c).

            "Backlog Earnings", with respect to any construction project on any date, means that portion of the Backlog Volume with respect to such construction project as of such date that is attributable to earnings expected to be realized after such date from a contract theretofore obtained but not yet completed with respect to such construction project.

            "Backlog Volume", with respect to any construction project on any date, means construction costs expected to be incurred in respect of, and earnings expected to be realized from, a contract theretofore obtained but not yet completed with respect to such construction project, in each case as of such date.

            "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.6(c), and their respective successors and assigns, and shall include, as the context may require, Bank One, N.A. in its capacity as Issuing Bank.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "Base Rate Loan" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8, or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

            "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means The Turner Corporation, a Delaware corporation, and its successors.

            "Borrower's 1997 Form 10-K" means the Borrower's annual report on Form 10-K for 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

            "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same type (subject to Article 8) and have the same initial Interest Period. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Eurodollar Borrowing" if such Loans are Eurodollar Loans.

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            "Commitment" means (i) with respect to any Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank as its Commitment on such signature pages, or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 10.6(c), in each case as such amount may be reduced from time to time pursuant to Section 2.7 or changed as a result of an assignment pursuant to Section 10.6(c).

            "Consolidated Adjusted Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated Subsidiaries determined as of such date on the assumption that all real estate of the Borrower and its Consolidated Subsidiaries which on such date is held for sale is a current asset.

            "Consolidated Adjusted Current Liabilities" means at any date the sum of (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, plus (ii) the current liabilities of any Person (other than the Borrower or a Consolidated Subsidiary) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date on the assumption that consolidated current liabilities includes all obligations of the Borrower or a Consolidated Subsidiary of which the Borrower reasonably expects the obligor would be relieved (by discharge, assumption by a third party or otherwise) upon sale of real estate which on such date is held for sale; provided that consolidated current liabilities of the Borrower and its Consolidated Subsidiaries shall not include any payments of principal of the Loans.

            "Consolidated Adjusted Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, determined as of such date.

            "Consolidated Adjusted Total Assets" means at any date the total consolidated assets of the Borrower and its Consolidated Subsidiaries, determined as of such date, after deducting therefrom (i) Assets Attributable to Minority Interests, and (ii) treasury stock, goodwill, trademarks, trade names, patents and deferred charges, unamortized debt discount and all other intangible assets of the Borrower and its Consolidated Subsidiaries.

            "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.14 and the definitions of Material Debt and Material Financial Obligations, all Contingent obligations) of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

            "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Derivatives Obligations" of any Person means all obligations (after giving effect to any applicable netting provisions) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions), or any combination of the foregoing transactions.


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            "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are authorized by law to close.

            "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office), or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

            "Effective Date" means the date on which the Agent shall have received all the documents and payments specified in or pursuant to Section 3.1.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

            "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

            "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office), or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

            "Eurodollar Loan" means (i) a Loan which bears interest at a Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election, or (ii) an overdue amount which was a Eurodollar Loan immediately before it became overdue.

            "Eurodollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

            "Eurodollar Rate" means a rate of interest determined pursuant to
Section 2.5(c) on the basis of an Adjusted London Interbank Offered Rate.

            "Eurodollar Reserve Percentage" has the meaning set forth in
Section 2.5(b).

            "Event of Default" has the meaning set forth in Section 6.1.

            "Extension Date" has the meaning set forth in Section 2.1(b).

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Bank One, N.A. on such day on such transactions as determined by the Agent.

            "Fiscal Quarter" means a fiscal quarter of the Borrower.

            "Fiscal Year" means a fiscal year of the Borrower.

            "Fixed Charge Ratio" for any period means Income Available for Fixed Charges for such period divided by Fixed Charges for such period.

            "Fixed Charges" for any period means (i) interest expense (including interest expense under capital leases) and rental expense under operating leases, to the extent deducted in determining the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, and (ii) dividends on preferred stock of the Borrower and its Consolidated Subsidiaries for such period.


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

            "Group of Loans" means at any time a group of Loans consisting of
(i) all Base Rate Loans having the same Interest Period at such time, or (ii) all Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantor" means Turner Construction Company, a New York corporation, and its successors.

            "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

            "Income Available for Fixed Charges" for any period means the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period, plus (to the extent deducted in determining such consolidated net income), without duplication (i) income taxes, (ii) depreciation and amortization, and (iii) Fixed Charges.

            "Indemnitee" has the meaning set forth in Section 10.3 (b).

            "Interest Period" means (1) with respect to each Eurodollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                  (b) any Interest Period which begins on the last Eurodollar
            Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the
            Termination Date shall end on the Termination Date.

                  (2) with respect to each Base Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30 days thereafter, and each successive period of 30 days commencing on the last day of the immediately preceding Interest Period applicable thereto; provided that:

                  (a) any Interest Period (other than an Interest Period
            determined pursuant to clause (b) below) which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day; and

                  (b) any Interest Period which begins before the Termination
            Date and would otherwise end after the Termination Date shall end on the Termination Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.


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

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

            "Issuing Bank" means Bank One, N.A.

            "Joint General Contractor Arrangement" means an arrangement pursuant to which a Subsidiary of the Borrower engaged in the construction business and one or more other entities act as co-general contractors or co-construction managers or in a similar capacity with respect to a specific construction project or group of construction projects; provided that such arrangement does not involve an Investment in real property by the Borrower, such Subsidiary or any such other entity.

            "Letter of Credit" means a letter of credit issued hereunder by the Issuing Bank.

            "Letter of Credit Exposure" means, with respect to any Bank at any time, the sum of (i) such Bank's ratable share of all Reimbursement Obligations then owing to the Issuing Bank, and (ii) such Bank's ratable participation in the aggregate amount then available or thereafter to become available for drawing under the terms of all Letters of Credit then outstanding.

            "Leverage Ratio" means at any date Consolidated Debt at such date divided by Consolidated Adjusted Net Worth at such date.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "London Interbank Offered Rate" has the meaning set forth in Section 2.5(c).

            "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $1,000,000.

            "Material Financial Obligations" means payment or collateralization obligations in respect of Derivatives Obligations and/or a principal or face amount of Debt of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $1,000,000.

            "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a) (3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" has the meaning set forth in Section 2.2.

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.8.

            "Notice of Letter of Credit Issuance" has the meaning set forth in
Section 2.14(b).

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 10.6 (b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group, or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Pricing Schedule" means the Pricing Schedule attached hereto.

            "Prime Rate" means the rate of interest per annum announced by the Agent from time to time as its prime rate, with any change thereto effective as of the opening of business on the day of the change; which Prime Rate is not necessarily the best interest rate offered by Agent.

            "Quarterly Payment Dates" means each March 31, June 30, September 30 and December 31.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Reimbursement Obligations" means the obligations of the Borrower to reimburse the Issuing Bank for drawings under the Letters of Credit.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Loans and/or having Letter of Credit Exposures equal in amount to at least 66 2/3% of the sum of the aggregate principal amount of the Loans and the aggregate amount of the Letter of Credit Exposures then outstanding.

            "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

            "Rickenbacker Guaranty" means the amended Guaranty dated as of August 1, 1995, from the Guarantor and the Borrower to Bank One, N.A. pursuant to which the Borrower and the Guarantor have agreed to guarantee certain obligations of Rickenbacker Holdings, Inc., as amended from time to time.

            "Rickenbacker Facility" means the amended Reimbursement Agreement dated as of August 1, 1995, between Bank One, N.A. and Rickenbacker Holdings, Inc., as amended from time to time.

            "Schedule A Subsidiary" means any corporation set forth on Schedule A hereto.

            "Short Term Investment" means any investment grade Investment, including but not limited to Investments such as (i) asset-backed securities,
(ii) mortgaged-backed securities, (iii) collateralized mortgage obligations,
(iv) commercial paper, (v) repurchase agreements with respect to securities described in clauses (i) through (iii) above entered into with an office of a bank, trust company, brokerage company or issuer which (A) is organized under the laws of the United States or any state thereof, Japan or a country that is a member of the European Economic Community, and (B) has capital, surplus and undivided profits aggregating at least $50,000,000 (or the equivalent thereof in foreign currency); provided that any such Investment described in this definition, or the issuer or guarantor thereof, is rated at least BBB by Standard & Poors Rating Services or Baa by Moody's Investor Service, Inc., and in each case that such Investment matures within five years from the date of acquisition thereof by the Borrower or a Subsidiary.

            "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

            "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) obligations of any state or municipality, or any agency or instrumentality thereof, that are rated at least AA or SP-1 by Standard & Poor's Ratings Services or AA or MIG-1 by Moody's Investors Service, Inc., (iii) commercial paper rated, or money-market preferred stock issued by Persons whose commercial paper is rated, at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc.,
(iv) time deposits with, including certificates of deposit issued by, or banker's acceptances issued by, any office of any bank or trust company which
(A) is organized under the laws of the United States or any state thereof, Japan or a country that is a member of the European Economic Community, and (B) has capital, surplus and undivided profits aggregating at least $50,000,000 (or the equivalent thereof in foreign currency), or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iv) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

            "Termination Date" means July 1, 2001 (or July 1, 2002 or July 1, 2003 if the Revolving Credit Period shall have been extended to such date pursuant to Section 2.1(b)) or, if such day is not a Eurodollar Business Day, the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Eurodollar Business Day.

            "Turner Development Corporation" means Turner Development Corporation, a Delaware corporation, and its successors.

            "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

            "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

            SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate or otherwise adjust for the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

      ARTICLE 2: THE CREDITS

            SECTION 2.1. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time during the Revolving Credit Period, provided that, immediately after each such loan is made, the sum of the aggregate outstanding principal amount of Loans by such Bank plus its Letter of Credit Exposure shall not exceed the amount of its Commitment. Each Borrowing hereunder shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or prepay Loans to the extent permitted by
Section 2.10 and reborrow at any time during the Revolving Credit Period under this Section.

            (b) The Revolving Credit Period may be extended, in the manner set forth in this subsection (b), on July 1, 1999 and/or on July 1, 2000 (in either case, the "Extension Date"), in each case for a period of one year after the date on which the Revolving Credit Period would otherwise have expired. If the Borrower wishes to request an extension of the Revolving Credit Period on an Extension Date, it shall give written notice to that effect to the Agent not less than 60 nor more than 90 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 30 days after receiving notice from the Agent. If all Banks respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit E hereto duly completed and signed by all of the parties hereto, the Revolving Credit Period shall be extended, effective on such Extension Date, to July 1, 2002 or July 1, 2003, as the case may be.

            SECTION 2.2. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (Eastern Standard Time) on (y) the date of each Base Rate Borrowing, and (z) the third Eurodollar Business Day before each Eurodollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic
            Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Eurodollar Rate; and

                  (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

            (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

            (c) Not later than 12:00 Noon (Eastern Standard Time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Columbus, Ohio, to the Agent at its address referred to in Section 10.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

            (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable to such Borrowing pursuant to Section 2.5, and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

            SECTION 2.3. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

            (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Bank's Note pursuant to Section 3.1(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            SECTION 2.4. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

            SECTION 2.5. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of
(i) the Base Rate Margin, plus (ii) the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any Base Rate Loan converted to a Eurodollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

            (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, every three months after the first day thereof.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Interest Period means the rate per annum (rounded to the nearest 1/16 of 1%) appearing on the Screen as the London Interbank Offered Rate for deposits in dollars at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the requested Eurodollar Loan. If such rate does not appear on the Screen (or, if the Screen shall cease to be publicly available or if the information contained on the Screen, in the Agent's reasonable judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by the Agent that, in the Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate), the London Interbank Offered Rate shall mean, with respect to any Eurodollar Loan for any Interest Period, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by the Agent at approximately 11:00 A.M. London time (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of the Interest Period for such Eurodollar Loan for the offering by the Agent to leading banks in the London Interbank market of deposits in dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Agent for such Interest Period.

            "Screen" means, with respect to dollars, the relevant Dow Jones Markets Page on which appears the London Interbank Offered Rate for deposits in dollars; provided that, if there is no such Dow Jones Markets Page, the relevant Reuters Screen Page will be substituted.

            "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

            (c) Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2%, plus the Eurodollar Margin for such day, plus the higher of (i) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Eurodollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to the Agent appearing on the Screen for the applicable period determined as provided above, by (y) 1.00 minus the Eurodollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day), and (ii) the Adjusted London Interbank Offered Rate applicable to such Loan immediately before such payment was due.

            (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

            (e) If the Agent does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

            SECTION 2.6. Fees. (a) The Borrower shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a commitment fee for each day at the Commitment Fee Rate (specified in the Pricing Schedule) on the amount by which the aggregate amount of the Commitments exceeds the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the Letter of Credit Exposures on such day. Such commitment fee shall accrue from and including the Effective Date to but excluding the date on which the Commitments terminate in their entirety. Fees accrued under this subsection shall be payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Commitments terminate in their entirety.

            (b) The Borrower shall pay to the Agent for the account of the Banks, ratably in proportion to their Commitments, a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at a rate per annum determined in accordance with the Pricing Schedule. Fees accrued under this subsection shall be payable quarterly in arrears on each Quarterly Payment Date, on the date on which the Commitments terminate in their entirety and (if later) on the date on which the Letter of Credit Exposures terminate in their entirety.

            SECTION 2.7. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if at such time no Loans are outstanding and no Bank has any Letter of Credit Exposure, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of the Letter of Credit Exposures.

            SECTION 2.8. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Eurodollar Business Day; and

                  (ii) if such Loans are Eurodollar Loans, the Borrower may
            elect to convert such Loans on the last day of any applicable Interest Period to Base Rate Loans, or elect to continue such Loans as Eurodollar Loans for an additional Interest Period.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 11:00 A.M. (Eastern Standard Time) on the third Eurodollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans.

            (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such
            notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans are to be converted to Eurodollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof, and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.9. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            SECTION 2.10. Optional Prepayments. (a) The Borrower may

                  (i) upon notice to the Agent not later than 11:00 A.M.
            (Eastern Standard Time) on the date of prepayment, prepay any Group of Base Rate Loans on any Domestic Business Day; or

                  (ii) upon at least three Eurodollar Business Days' notice to the Agent, prepay any Group of Eurodollar Loans on the last day of any Interest Period applicable thereto;

in each case in whole or in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000 (except in the case of the prepayment of the full aggregate outstanding amount of any Group of Loans, in which case such full aggregate outstanding balance may be prepaid), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans.

            (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof, and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

            SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of (i) principal of, and interest on, the Loans, (ii) the Reimbursement Obligations and interest thereon, and (iii) fees payable hereunder (other than fees payable directly to the Issuing Bank), not later than 12:00 Noon (Eastern Standard Time) on the date when due, in Federal or other funds immediately available in Columbus, Ohio, to the Agent at its address referred to in Section 10.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of the Reimbursement Obligations or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

            SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Eurodollar Loan or any Eurodollar Loan is converted (pursuant to Articles 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.5(c), or if the Borrower fails to borrow, prepay, convert or continue any Eurodollar Loans after notice has been given to any Bank in accordance with Section 2.2(b), 2.8(c), or 2.10(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.14. Letters of Credit. (a) Subject to the terms and conditions set forth in this Agreement, the Issuing Bank may issue letters of credit hereunder from time to time before the tenth Domestic Business Day before the Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Exposures shall not exceed $10,000,000 and (ii) with respect to each Bank, the sum of its Letter of Credit Exposure plus the aggregate outstanding principal amount of its Loans shall not exceed the amount of its Commitment. Upon the issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Reimbursement Obligations in the proportion that its Commitment bears to the aggregate amount of the Commitments.

            (b) The Borrower shall give the Issuing Bank notice at least ten days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, being called a "Notice of Letter of Credit Issuance"). Upon receipt of a Notice of Letter of Credit Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account a fronting fee and issuance, drawing, amendment and extension charges in the amounts and at the times agreed to by the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Letter of Credit Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year; provided that a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank; provided further that no Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day before the Termination Date.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (Eastern Standard Time) on such date, from the next succeeding Domestic Business
Day) to the date on which such Bank pays such amount at the rate of interest applicable to Base Rate Loans for such day. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

            (d) The obligations of the Borrower and each Bank under subsection
(c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

                  (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of any Letter of Credit (or any Person for whom the beneficiary may be acting);

                  (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of any Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or such Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (v) any statement or any other document presented under any
            Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) payment under any Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that the Issuing Bank's determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

                  (vii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            (e) The Borrower agrees to indemnify and hold harmless each Bank (including Bank One, N.A. in its capacity as Issuing Bank or otherwise) and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to the Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including Bank One, N.A. in its capacity as Issuing Bank or otherwise) or the Agent or any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any message, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, or
(iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit, or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in proportion to their Commitments.

      ARTICLE 3: CONDITIONS

            SECTION 3.1. Effective Date. This Agreement shall become effective when the Agent shall have received:

            (a) counterparts hereof signed by each of the parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile, telex or other written confirmation from such party that it has executed a counterpart hereof);

            (b) a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.3;

            (c) for the account of each Bank, repayment of all outstanding Loans, if any, made by it under the Restated and Amended Credit Agreement by and among the Borrower, the Guarantor, certain of the Banks parties hereto and Morgan Guaranty Trust Company as Agent, the predecessor agreement of this Agreement, before the Effective Date, together with interest accrued thereon and all unpaid commitment fees accrued for its account under said agreement for the period up to but excluding the Effective Date, as well as reimbursement to the Banks for any resulting funding losses pursuant to Section 2.12 of said agreement;

            (d) (i) an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Borrower and the Guarantor, substantially in the form of Exhibit B, hereto, and (ii) an opinion of Sara J. Gozo, General Counsel of the Borrower and the Guarantor, substantially in the form of Exhibit C hereto; and

            (e) all documents the Agent may reasonably request relating to the existence of the Borrower and the Guarantor, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

            SECTION 3.2. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and any obligation of the Issuing Bank to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) the fact that the Effective Date shall have occurred on or prior to July 1, 1998;

            (b) receipt by the Agent of a Notice of Borrowing as required by
      Section 2.2, or receipt by the Issuing Bank of a Notice of Letter of Credit Issuance as required by Section 2.14(b);

            (c) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing; and

            (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the facts specified in clauses (c) and
(d) of this Section.

      ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF THE BORROWER

            The Borrower represents and warrants to the Agent and the Banks now or hereafter parties hereto that:

            SECTION 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, and by the Guarantor of this Agreement, are within the Borrower's and the Guarantor's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the respective certificate of incorporation or respective by-laws of the Borrower or the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, and all of such documents are or will be enforceable in accordance with their respective terms, except as (i) the validity, binding nature or enforceability hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            SECTION 4.4.  Financial Information.

            (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, cash flows and stockholders' equity for the Fiscal Year then ended, reported on by Arthur Andersen LLP and set forth in the Borrower's 1997 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

            (b) Since December 31, 1997 there has been no material adverse change in the business, financial position, results of operations or prospects of (i) the Guarantor, or (ii) the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.5. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, or which in any manner draws into question the validity of this Agreement or the Notes.

            SECTION 4.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            SECTION 4.7. Environmental Matters. The Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.8. Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and except where the failures to be in compliance therewith, in the aggregate, do not, and are not reasonably expected to, have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

            SECTION 4.9. Contractual Arrangements. Each contract or agreement to which the Borrower or any of its Subsidiaries is a party is a valid and binding obligation of each party thereto, the Borrower or the Subsidiary of the Borrower that is a party thereto is not in default thereunder, and the Borrower has no knowledge of a continuing default thereunder by any other party thereto, except to the extent that the cumulative effect of any such agreements not being valid and binding and of any such defaults does not have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

            SECTION 4.10. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.11. Subsidiaries. Each of the Borrower's corporate Subsidiaries that actively engages in business is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 4.12. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or the Guarantor to perform its obligations under this Agreement.

      ARTICLE 5: COVENANTS

            The Borrower agrees that, so long as any Bank has any Commitment or Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid:

            SECTION 5.1. Information. The Borrower will deliver to each of the
Banks:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows for such Fiscal Quarter and for the portion of Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

            (c) simultaneously with the delivery of each set of consolidated financial statements referred to in clause (a) above, consolidating balance sheets of the Borrower and each of its Consolidated Subsidiaries as of the end of the Fiscal Year covered by such financial statements and the related consolidating statements of operations for the Fiscal Year then ended, certified by the chief financial officer or the chief accounting officer of the Borrower as being the consolidating financial statements used by the Borrower in preparing such consolidated financial statements and as being prepared on the basis of accounting principles consistent with those used in preparing such consolidated financial statements;

            (d) simultaneously with the delivery of each set of consolidated financial statements referred to in clause (b) above, consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of the Fiscal Quarter covered by such financial statements and the related consolidating statements of operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, certified by the chief financial officer or the chief accounting officer of the Borrower as being the consolidating financial statements used by the Borrower in preparing such consolidated financial statements and as being prepared on the basis of accounting principles consistent with those used in preparing such consolidated financial statements;

            (e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, (i) a modified consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the period covered by such financial statements prepared on the basis of accounting principles consistent with those on the basis of which the consolidated balance sheet delivered pursuant to clause (a) or (b) above was prepared, except that such modified balance sheet shall present assets and liabilities as current and long-term and shall be prepared on the assumption that all real estate of the Borrower and its Consolidated Subsidiaries which, as of the end of such period, is held for sale is a current asset and that all obligations of the Borrower and its Consolidated Subsidiaries of which the Borrower reasonably expects the obligor would be relieved (by discharge, assumption by a third party or otherwise) upon the sale of such real estate are current liabilities, and (ii) a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that such modified balance sheet was prepared in accordance with clause (i) above;

             (f) simultaneously with delivery of each set of financial statements referred to in clauses (a) and (b) above, a summary of each construction project of the Borrower and its Subsidiaries with respect to which a contract has been obtained but not completed, the Backlog Volume of which is greater than $10,000,000 or the Backlog Earnings of which are greater than $500,000 as of the end of the period covered by such financial statements, which summary shall be in the form of the summary heretofore provided to the Banks under this clause (f);

            (g) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower
      (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.7 to 5.12, inclusive, on the date of such financial statements and to determine the Fixed Charge Ratio and Consolidated Adjusted Net Worth for purposes of the Pricing Schedule, and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (h) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (g) above;

            (i) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (j) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (k) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

            (1) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice,
      (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application, (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC, (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice, or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

            (m) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

            SECTION 5.2. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

            SECTION 5.3. Maintenance of Property; Insurance.

            (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with financially sound and reputable insurers, so much of their respective properties, in such amounts (and with such deductibles), as companies engaged in a similar business in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes. In addition, the Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurers public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operation of any automobiles, trucks or other vehicles, aircraft or other facilities or as a result of the use of products manufactured, constructed or sold by it or services rendered by it, and such other insurance, in such amounts (and with such deductibles) as is usually carried by companies engaged in a similar business and as is in accordance with good business practice.

            SECTION 5.4. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.4 shall prohibit (i) mergers and consolidations permitted by Section 5.15 or, (ii) the termination of the corporate existence of any Subsidiary other than the Guarantor if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

            SECTION 5.5. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, and except where the failures to comply therewith, in the aggregate, do not, and are not reasonably expected to, have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole.

            SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. Each Bank shall hold in confidence all non-public information obtained pursuant to this Section 5.6 and marked or otherwise identified in writing as being confidential, except to the extent that such information (i) becomes generally available to the public other than as the result of disclosure by any Bank, (ii) was available to any Bank on a non-confidential basis prior to its disclosure to any Bank pursuant to this
Section 5.6, (iii) becomes available to any Bank on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries at a time when such source is permitted to make such information available to such Bank, or
(iv) is pertinent to any litigation between the Borrower or any of its Subsidiaries and such Bank; provided that any Bank may disclose such information
(x) to any other Bank, which shall be subject to the provisions of this Section
5.6 with respect to such information, (y) at the request of a bank regulatory agency or in connection with an examination of such Bank by bank examiners, and
(z) to such Bank's independent auditors and legal counsel, it being understood that disclosure of such information pursuant to clause (y) or (z) of this proviso shall not otherwise limit the applicability of this sentence to such information and that, at the time of disclosure of such information pursuant to clause (z) of this proviso, such Bank shall inform such independent auditor or legal counsel that such information is subject to this Section 5.6; and provided, further, that if any Bank is requested or required in connection with any legal process to disclose any such information, such Bank will, to the extent it may lawfully do so, provide the Borrower with prompt notice of such request or requirement; unless the Borrower provides such Bank with evidence (including, without limitation, a court order) satisfactory to such Bank that it is not compelled to disclose such information in connection with such legal process, such Bank may, at such time as it is compelled to do so, disclose that portion of such information that it is compelled to disclose.

            SECTION 5.7. Current Ratio. Consolidated Adjusted Current Assets will at no time be less than 100% of Consolidated Adjusted Current Liabilities.

            SECTION 5.8. Debt. The Leverage Ratio will at no time exceed 2.50 to 1.

            SECTION 5.9. Minimum Consolidated Adjusted Net Worth. Consolidated Adjusted Net Worth will not as of any date (a "date of determination") be less than the sum of (a) $67,000,000, plus (b) the aggregate net proceeds received by the Borrower or any Consolidated Subsidiary from the issuance of equity securities after December 31, 1997 and on or before such date of determination; but specifically excluding the aggregate net proceeds received by the Borrower from the issuance of equity securities which are used by the Borrower to acquire the equity interest of the Borrower owned by Karl Steiner Holding AG; plus (c) an amount equal to 50% of the consolidated net income of the Borrower and its Subsidiaries for each Fiscal Year ending on or before such date of determination (commencing with the fiscal year ending on December 31, 1998) for which such consolidated net income is greater than zero.

            SECTION 5.10. Fixed Charge Coverage. The Fixed Charge Ratio will not, for any period of four consecutive Fiscal Quarters, be less than 1.45 to 1.

            SECTION 5.11. Intentionally Deleted.

            SECTION 5.12. Debt of Guarantor. The sum, without duplication, of

            (i) total Debt of the Guarantor and its Subsidiaries (determined on a consolidated basis), plus

            (ii) contingent obligations of the Guarantor and its Subsidiaries to reimburse or prepay any bank or other Person in respect of amounts paid or payable under a letter of credit, banker's acceptance or similar instrument (except letters of credit, banker's acceptances and similar instruments that support, or are created as a result of the payment of, trade accounts payable of the Guarantor and its Subsidiaries arising in the ordinary course of business), plus

            (iii) the aggregate amount of all present and future obligations of Persons under operating leases that are guaranteed by the Guarantor or any of its Subsidiaries will at no time exceed $59,250,000; provided that such amount shall be reduced from time to time by an amount equal to the amount of any reduction in the maximum liability of the Guarantor under the Rickenbacker Guaranty; and provided, further, that, of such $59,250,000, no more than $56,000,000 may consist of debt for borrowed money, Guarantees of debt of other persons for borrowed money and contingent obligations of the type referred to in clause (ii) above (such $56,000,000 limit being reduced from time to time by the amount of any reduction in the $59,250,000 limit pursuant to the immediately preceding proviso), and the remaining amount may consist only of present and future obligations of the Guarantor and its Subsidiaries under operating leases that are guaranteed by the Guarantor or any of its Subsidiaries.

            SECTION 5.13. Investments. (a) Neither the Borrower nor any Consolidated Subsidiary will make or acquire any Investment in any Person other than:

            (i) Investments in Subsidiaries, provided such Subsidiaries are existing on the date hereof;

            (ii) loans to employees of the Borrower or any of its Subsidiaries; provided that the aggregate outstanding principal amount of such loans shall not at any time exceed $4,000,000;

            (iii) Temporary Cash Investments;

            (iv) time deposits with, including certificates of deposit issued by, or banker's acceptances issued by, any office of any bank or trust company which (A) is organized under the laws of a jurisdiction other than the United States or any state thereof, Japan or a country that is a member of the European Economic Community and (B) has capital, surplus and undivided profits aggregating at least $50,000,000 (or the equivalent thereof in foreign currency); provided that the aggregate amount of Investments pursuant to this clause (iv) shall not at any time exceed $5,000,000;

            (v) Short Term Investments; and

            (vi) any other Investment, provided that, immediately after such Investment is made, the aggregate cost of all Investments made pursuant to this clause (vi), in each case net of any return of capital or proceeds of sale, does not exceed 30% of Consolidated Adjusted Net Worth.

            (b) Notwithstanding subsection (a) of this Section 5.13, the Borrower and its Subsidiaries may acquire an equity interest in any Person engaged in the general contracting business; provided, that (i) the aggregate cash consideration paid by the Borrower and its Subsidiaries for all such equity interests during any period of twelve consecutive months shall not exceed $10,000,000, and (ii) the total cash consideration paid by the Borrower and its Subsidiaries for such equity interests in any one Person shall not exceed $10,000,000.

            SECTION 5.14. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens existing on the date of this Agreement securing Debt outstanding, or that may be incurred pursuant to committed credit lines existing, on the date of this Agreement in an aggregate principal amount not exceeding $100,000,000;

            (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

            (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets; and

            (f) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $10,000,000, and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

            SECTION 5.15. Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business, except that (i) any Subsidiary may be merged into the Borrower (providing that the Borrower shall be the surviving corporation) or merged or consolidated with or into any one or more other Subsidiaries, (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or a wholly-owned Subsidiary of the Borrower, and (iii) the Borrower may be merged or consolidated with any other Person; provided that the Borrower is the surviving corporation and no Default would occur hereunder after giving effect thereto; and provided further, that none of the Borrower, the Guarantor, or any of the Subsidiaries of Borrower, or any Subsidiaries of such Subsidiaries, shall enter into any merger or consolidation with any Person engaged in the business of real estate development as its primary business. Neither the Borrower nor any of its Subsidiaries shall sell or otherwise dispose of any of its assets except for sales or other dispositions in the ordinary course of business of (x) obsolete or worn out property, or (y) other property; provided that the aggregate book value of such other property so sold or disposed of in any twelve month period (exclusive of sales and dispositions pursuant to the following proviso) shall not exceed 10% of the Consolidated Adjusted Total Assets of the Borrower and its Subsidiaries at the beginning of such period; and provided, further, that Turner Development Corporation and its subsidiaries and Rickenbacker Holdings, Inc., a Delaware corporation, and its subsidiaries may sell, lease or otherwise transfer real estate assets or interests therein in arm's-length transactions.

            SECTION 5.16. Use of Proceeds. The proceeds of the Loans made under this Agreement and the Letters of Credit will be used by the Borrower solely for the general corporate purposes of the Borrower and its Subsidiaries. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

            SECTION 5.17. Real Estate Development. None of the Borrower, the Guarantor, or any of the Subsidiaries of the Borrower, or any subsidiaries of such Subsidiaries, shall (a) engage in the business of real estate development as its primary business, or (b) invest in or become a party to any real estate joint venture, partnership or other joint enterprise that would be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries; provided, however, that nothing contained herein shall limit or restrict the ability of the Borrower, the Guarantor, or any of the Subsidiaries of the Borrower, or any subsidiaries of such Subsidiaries, to contribute real estate assets to any such joint venture, partnership or other joint enterprise, so long as such contribution is the only obligation or duty (other than administrative obligations or duties such as reporting requirements) of the Borrower, the Guarantor, or any of the Subsidiaries of the Borrower, or any subsidiaries of such Subsidiaries, related thereto.

      ARTICLE 6: DEFAULTS

            SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligation or shall fail to pay within three days of the due date thereof any interest, fees or other amount payable hereunder;

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.7, 5.8, 5.9, 5.10, 5.11, 5.15 or 5.16;

            (c) the Borrower shall fail to observe or perform any covenant contained in Section 5.12, 5.13 or 5.14 for seven days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
      (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

            (e) any representation, warranty, certification or statement made by the Borrower or the Guarantor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

            (f) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

            (g) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

            (h) the Guarantor's obligations hereunder shall at any time cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny it has any further liability or obligation hereunder;

            (i) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

            (l) judgments or orders for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

            (m) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (i) or (j) above with respect to the Borrower or the Guarantor, without any notice to the Borrower, or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 6.2. Notice of Default. The Agent shall give notice to the Borrower under Section 6.1(c) or 6.1(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

            SECTION 6.3. Cash Cover. If an Event of Default shall have occurred and be continuing, the Borrower shall, if requested by the Agent upon the instruction of Banks having more than 50% in aggregate amount of the Letter of Credit Exposures, pay to the Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent) equal to the aggregate amount then available or thereafter to become available for drawing under all Letters of Credit then outstanding; provided that, upon the occurrence of any Event of Default specified in Section 6.1(i) or 6.1(j) with respect to the Borrower or the Guarantor, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.

      ARTICLE 7: THE AGENT

            SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

            SECTION 7.2. Agent and Affiliates. Bank One, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank One, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

            SECTION 7.3. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

            SECTION 7.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.5. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of the Borrower, (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower or the Guarantor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

            SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.8. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent; provided that if such successor Agent is not a Bank, such appointment shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000; provided that if such successor Agent is not a Bank, such appointment shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

            SECTION 7.9. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

      ARTICLE 8: CHANGE IN CIRCUMSTANCES

            SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            (a) the Agent is advised that deposits in dollars (in the applicable amounts) are not appearing on the Screen or are not being offered to the Agent in the relevant market for such Interest Period, or

            (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended, and (ii) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

            SECTION 8.2. Illegality. If, on or after July 1, 1998, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Eurodollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either
(a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day, or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

            SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after July 1, 1998, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans or its obligations in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after July 1, 1998, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            SECTION 8.4. Taxes. (a) For the purposes of this Section 8.4, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower or the Guarantor, as the case may be, pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

            "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

            (b) Any and all payments by the Borrower or the Guarantor to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower or the Guarantor shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Guarantor, as the case may be, shall make such deductions, (iii) the Borrower or the Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower or the Guarantor, as the case may be, shall furnish to the Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

            (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

            (e) For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (f) If the Borrower or the Guarantor is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

            SECTION 8.5. Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Eurodollar Loans has been suspended pursuant to Section 8.2, or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Eurodollar Loans and the Borrower shall, by at least five Eurodollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks); and

            (b) after each of its Eurodollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

      ARTICLE 9: GUARANTY

            SECTION 9.1. The Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Borrower under this Agreement. Upon failure by the Borrower to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

            SECTION 9.2. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Note, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to this Agreement or any Note;

            (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement or any Note;

            (iv) any change in the corporate existence, structure or ownership of the Borrower or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any Note;

            (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Agent, any Bank or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement; or

            (vii) any other act or omission to act or delay of any kind by the Borrower, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

            SECTION 9.3. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated, there shall be no outstanding Letters of Credit and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

            SECTION 9.4. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person. The Guarantor agrees and acknowledges that the terms and provisions of this Agreement, any Note and any other agreement, document or instrument executed in connection with any of the foregoing may be modified and amended without prior notice to or the consent of the Guarantor, all such notices being hereby waived by the Guarantor, for itself and its successors and assigns.

            SECTION 9.5. Subornation. Upon making any payment with respect to the obligations of the Borrower hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantor shall not enforce any payment by way of subrogation against the Borrower so long as (i) any Bank has any Commitment or Letter of Credit Exposure hereunder, or (ii) any amount payable by the Borrower hereunder remains unpaid.

            SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the requisite proportion of the Banks specified in Article 6.

            SECTION 9.7. Limit of Liability. The obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

      ARTICLE 10: MISCELLANEOUS

            SECTION 10.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower, the Guarantor or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire, or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent or the Issuing Bank under Article 2 or Article 8 shall not be effective until received.

            SECTION 10.2. No Waivers. No failure or delay by the Agent or any Bank or the Issuing Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 10.3. Expenses; Indemnification. (a) The Borrower shall pay
(i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any Note.

            (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans or the Letters of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

            SECTION 10.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Note or its share of any Reimbursement Obligation which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to its Note or its share of such Reimbursement Obligation, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes and the Reimbursement Obligations held by or for the account of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and the Reimbursement Obligations held by or for the account of the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or the Guarantor other than its indebtedness hereunder. Each of the Borrower and the Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or the Guarantor in the amount of such participation.

            SECTION 10.5. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent or the Issuing Bank is affected thereby, by the Agent or the Issuing Bank, as relevant); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount of any Reimbursement Obligation or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any Reimbursement Obligation or any interest thereon or any fees hereunder or for the termination of any Commitment or (except as expressly provided in Section 2.14) the expiry date of any Letter of Credit, (iv) release the Guarantor from its obligations hereunder, or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and/or Letter of Credit Exposures, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided, further, that any amendment or waiver of any provision of Article 9 shall not be effective unless also signed by the Guarantor.

            SECTION 10.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or all or any part of its Loans and Letter of Credit Exposure. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Bank and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 10.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower (which shall not be unreasonably withheld), the Agent and the Issuing Bank; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Borrower shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            SECTION 10.7. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 10.8. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of Ohio.

            SECTION 10.9. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

            SECTION 10.10. WAIVER OF JURY TRIAL. AGENT, EACH BANK, BORROWER AND GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF AGENT, ANY BANK, BORROWER OR GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF AGENT, ANY BANK, BORROWER OR GUARANTOR, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE TURNER CORPORATION

By                                      By
  -----------------------------------     -----------------------------------
   Title:                                  Title:
         ----------------------------            ----------------------------
   375 Hudson Street                       375 Hudson Street
   New York, NY  10014                     New York, NY  10014
   Facsimile:  (212) 229-6073              Facsimile:  (212) 229-6073

TURNER CONSTRUCTION COMPANY

By                                      By
  -----------------------------------     -----------------------------------
   Title:                                  Title:
         ----------------------------            ----------------------------
   375 Hudson Street                       375 Hudson Street
   New York, NY  10014                     New York, NY  10014
   Facsimile:  (212) 229-6073              Facsimile:  (212) 229-6073

Commitments
-----------

      $15,000,000             BANK OF NEW YORK

                              By
                                ------------------------------------------
                                Title:
                                      ------------------------------------

      $15,000,000             HARRIS TRUST AND SAVINGS BANK

                              By
                                ------------------------------------------
                                Title:
                                      ------------------------------------

      $15,000,000             BANK ONE, N.A.

                              By
                                ------------------------------------------
                                Title:
                                      ------------------------------------
      ====================
      $45,000,000             Total Commitments

                                       BANK ONE, N.A., as Agent

                                       By
                                         ---------------------------------
                                          Title:  Vice President

                                PRICING SCHEDULE

            Each of "Eurodollar Margin", "Base Rate Margin", "Commitment Fee Rate" and "LC Fee Rate" means, for any day, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies for such day:

--------------------------------------------------------------------------------
                                  Level I      Level II     Level III  Level IV
--------------------------------------------------------------------------------
Eurodollar
Margin                              1.375%       1.50%        1.625%      1.75%
--------------------------------------------------------------------------------
Base Rate
Margin                              0%           0%           0%          0.25%
--------------------------------------------------------------------------------
Commitment Fee
Rate                                0.25%        0.375        0.375%      0.50%
--------------------------------------------------------------------------------
LC Fee
Rate                                1.375%       1.50%        1.625%      1.75%
--------------------------------------------------------------------------------

            For purposes of this Schedule, the following terms have the following meanings:

            "Level I Pricing" applies for any day if the Fixed Charge Ratio for the period of four consecutive Fiscal Quarters ended at the end of the most recent Fiscal Quarter for which a compliance certificate has been (or should have been) delivered pursuant to Section 5.1(g) is greater than or equal to 2.5 to 1 and Consolidated Adjusted Net Worth as of the end of such most recent Fiscal Quarter is greater than or equal to $100,000,000.

            "Level II Pricing" applies for any day if Level I Pricing does not apply, and the Fixed Charge Ratio for the period of four consecutive Fiscal Quarters ended at the end of the most recent Fiscal Quarter for which a compliance certificate has been (or should have been) delivered pursuant to
Section 5.1(g) is greater than or equal to 2.2 to 1 and Consolidated Adjusted Net Worth as of the end of such most recent Fiscal Quarter is greater than or equal to $85,000,000.

            "Level III Pricing" applies for any day if Level I Pricing and Level II Pricing do not apply, and the Fixed Charge Ratio for the period of four consecutive Fiscal Quarters ended at the end of the most recent Fiscal Quarter for which a compliance certificate has been (or should have been) delivered pursuant to Section 5.1(g) is greater than or equal to 1.9 to 1 and Consolidated Adjusted Net Worth as of the end of such most recent Fiscal Quarter is greater than or equal to $75,000,000.

            "Level IV Pricing" applies for any day if Level I Pricing, Level II Pricing and Level III Pricing do not apply, and the Fixed Charge Ratio for the period of four consecutive Fiscal Quarters ended at the end of the most recent Fiscal Quarter for which a compliance certificate has been (or should have been) delivered pursuant to Section 5.1(g) is greater than or equal to 1.6 to 1 and Consolidated Adjusted Net Worth as of the end of such most recent Fiscal Quarter is greater than or equal to $65,000,000. In any event, Level IV Pricing shall apply if Level I Pricing, Level II Pricing and Level III Pricing do not apply.

            "Pricing Level" refers to the determination of which Level I Pricing, Level II Pricing, Level III Pricing, or Level IV Pricing applies for any day.

                                    EXHIBIT A

                                      NOTE

                                                New York, New York
                                                _____________ __, 199_

            For value received, The Turner Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________ (the "Bank"), for the account of its Applicable Lending Office, on the Termination Date the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43271.

            All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

            This note is one of the Notes referred to in the Credit Agreement dated as of July __, 1998, by and among The Turner Corporation, Turner Construction Company, the Banks parties thereto and Bank One, N.A., as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

            The payment in full of the principal of and interest on this Note has been unconditionally guaranteed by Turner Construction Company.

                                    The Turner Corporation

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                Amount                 Amount of
                  of                   Principal
       Date      Loan       Type        Repaid      Notation Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                                  [LETTERHEAD]

                                  July __, 1998

To the Banks and the Agent
      Referred to Below
c/o Bank One, N.A.
100 East Broad Street
Columbus, Ohio  43271

Dear Sirs:

            We have acted as counsel for The Turner Corporation (the "Borrower") and Turner Construction Company (the "Guarantor") in connection with the Credit Agreement dated as of July __, 1998 (the "Credit Agreement") by and among the Borrower, the Guarantor, the banks parties thereto and Bank One, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our clients pursuant to
Section 3.1(d) of the Credit Agreement.

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

            Based on the foregoing, we are of the opinion that:

            1. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all corporate powers required to carry on its business as now conducted.

            2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes and by the Guarantor of the Credit Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument of which we are aware binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien under any agreement of which we are aware on any asset of the Borrower or any of its Subsidiaries.

To the Banks and the Agent            2                            July __, 1998


            3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and the Guarantor, and the Notes constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower or the Guarantor, as the case may be, in accordance with their respective terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors' rights generally and by general principles of equity.

            4. There is no action, suit or proceeding of which we are aware pending against, or to the best of our knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of the Credit Agreement or the Notes.

                                    Very truly yours,

                                    EXHIBIT C

                                  [LETTERHEAD]

                                 August 14, 1998

To the Banks and the Agent
      Referred to Below
c/o Bank One, N.A.
100 East Broad Street
Columbus, Ohio  43271

Dear Sirs:

I am General Counsel of The Turner Corporation, a Delaware corporation (the "Borrower"), and Turner Construction Company, a New York corporation (the "Guarantor").

I have examined the Credit Agreement dated as of August 14, 1998 (the "Credit Agreement") by and among the Borrower, Guarantor, the banks listed on the signature pages thereof and Bank One, N.A., as Agent, as well as originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public official and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. Terms defined in the Credit Agreement are used herein as therein defined.

Upon the basis of the foregoing, I am of the opinion that:

1. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2. The execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and by the Borrower of the Notes do not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument of which I am aware binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien under any agreement of which I am aware on any asset of the Borrower or any of its Subsidiaries.

3. There is no action, suit or proceeding of which I am aware pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Credit Agreement or the Notes. The Company is, however, engaged in routine litigation consistent with that of prior years, the cost of which has a material impact on the Borrower's earnings and which if the Borrower and its Subsidiaries were consistently unsuccessful would result in adverse decisions which would materially affect their results of operations.

                                    Very truly yours,

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            AGREEMENT dated as of ____________, 19___ among <NAME OF ASSIGNOR> (the "Assignor"), <NAME OF ASSIGNEE> (the "Assignee"), THE TURNER CORPORATION (the "Borrower") and BANK ONE, N.A., as Agent (the "Agent").

            WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of August 14, 1998 (the "Credit Agreement") by and among the Borrower, Turner Construction Company, as Guarantor, the Assignor and the other Banks party thereto, as Banks and the Agent;

            WHEREAS, as provided under the Amended Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

            WHEREAS, Loans made to the Borrower by the Assignor under the Amended Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

            WHEREAS, the Assignor's share of the total amount available for drawing under Letters of Credit outstanding at the date hereof is $__________; and

            WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Amended Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans and Letter of Credit Exposure, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

            SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by, and Letter of Credit Exposure of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower, the Issuing Bank and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

            SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(1) It is understood that commitment and/or letter of credit fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the

----------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 4. Consent of the Borrower, the Agent and the Issuing Bank. This Agreement is conditioned upon the consent of the Borrower, the Agent and the Issuing Bank pursuant to Section 10.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Agent and the Issuing Bank is evidence of this consent. Pursuant to Section 10.6(c), the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

            SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or the Guarantor, or the validity and enforceability of the obligations of the Borrower or the Guarantor in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

            SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

            SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    <NAME OF ASSIGNOR>

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:


                                    <NAME OF ASSIGNEE>

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:


                                    THE TURNER CORPORATION

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:


                                    BANK ONE, N.A., as Agent

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:


                                    BANK ONE, N.A., as Issuing Bank

                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT E

                               EXTENSION AGREEMENT

The Turner Corporation
375 Hudson Street
New York, New York 10014

Bank One, N.A.
100 East Broad Street
Columbus, Ohio  43271

Gentlemen:

            The undersigned hereby agree to extend, effective August 1, _____, the term of the Credit Agreement dated as of August 14, 1998, by and among The Turner Corporation, Turner Construction Corporation, the Banks party thereto and Bank One, N.A., as Agent (the "Credit Agreement") for one year to August 1, 200__. Terms defined in the Credit Agreement are used herein as therein defined.

            This Extension Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

                                    BANK ONE, N.A., as Agent

                                    By
                                      ------------------------------------------
                                      Title:
                                            ------------------------------------

                                     [BANK]

                                      By
                                        ----------------------------------------
                                        Title:
                                              ----------------------------------

                                     [BANK]

                                      By
                                        ----------------------------------------
                                        Title:
                                              ----------------------------------

                                     [BANK]

                                      By
                                        ----------------------------------------
                                        Title:
                                              ----------------------------------

                                     [BANK]

                                      By
                                        ----------------------------------------
                                        Title:
                                              ----------------------------------

                                     [BANK]

                                      By
                                        ----------------------------------------
                                        Title:
                                              ----------------------------------

Agreed and accepted:

THE TURNER CORPORATION

By
  ----------------------------------------
  Title:
        ----------------------------------

By
  ----------------------------------------
  Title:
        ----------------------------------


TURNER CONSTRUCTION COMPANY

By
  ----------------------------------------
  Title:
        ----------------------------------

By
  ----------------------------------------
  Title:
        ----------------------------------


BANK ONE, N.A., as Agent

By
  ----------------------------------------
  Title:
        ----------------------------------

                                   SCHEDULE A

                          Subsidiaries of the Borrower

Turner Construction Company
Turner International Industries, Inc.
Ameristone, Inc.
Mideast Construction Services, Inc.
Universal Construction Company Inc.
Trans-Con of Delaware Inc.
Turner Co-Generation Investment Corporation
Rickenbacker Holdings, Inc.
Rickenbacker Development Corporation
Turner Energy Services, Inc.
Turner Investment Corporation
Burwharf Corporation
TDC of Texas, Inc. (formerly B-F-W Construction Co., Inc.)

                                                                   Exhibit 10(f)

            FIRST AMENDMENT TO CREDIT AGREEMENT dated as of October 15, 1998 by and among THE TURNER CORPORATION, as Borrower, TURNER CONSTRUCTION COMPANY, as Guarantor, the BANKS party hereto and BANK ONE, N.A., as Agent.

                            W I T N E S S E T H :

      WHEREAS, the parties hereto entered into the Credit Agreement having a stated effective date of August 14, 1998 (the "Credit Agreement"), and the parties desire to designate the effective date of the Credit Agreement as September 21, 1998, and to otherwise amend the Credit Agreement as hereinafter set forth.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Definitions. Capitalized terms used but not defined herein shall have the meanings for such terms set forth in the Credit Agreement.

      2. Effective Date. The Effective Date of the Credit Agreement is hereby deemed to be for all purposes, and shall be, September 21, 1998. All references in the Credit Agreement to the date of "August 14, 1998" as the Effective Date are hereby deleted, and substituted with the date of "September 21, 1998".

      3. Amendment of Section 3. Notwithstanding anything contained in Section 3.1(b) to the contrary, the parties hereto agree and acknowledge that the execution and delivery of the Note shall not be a condition precedent to the effectiveness of the Credit Agreement, and that the Credit Agreement was and is effective as of the date of September 21, 1998. The parties hereto further agree and acknowledge that the execution and delivery of the Note by the Borrower in accordance with the terms and conditions set forth in the Credit Agreement shall be a condition precedent to any obligation of the Banks to make a Loan on the occasion of any Borrowing. Finally, the parties hereto agree that the reference to the date of "July 1, 1998" in the first line of Section 3.2(a) on page 22 is hereby deleted, and replaced with the date of "September 21, 1998".

      4. Confirmation and Ratification. Except as specifically modified and amended pursuant to the terms hereof, the Credit Agreement remains unchanged and in full force and effect as written. The parties hereto hereby ratify and confirm in all respects, as of the date hereof, all of the terms, conditions, representations, warranties, covenants and provisions contained therein, as modified and amended hereby, and the Borrower and Guarantor each hereby confirms and ratifies in all respects all of their respective obligations to the Banks and the Agent thereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE TURNER CORPORATION

By                                      By
  -----------------------------------     -----------------------------------
   Title:                                  Title:
         ----------------------------            ----------------------------
   375 Hudson Street                       375 Hudson Street
   New York, NY  10014                     New York, NY  10014
   Facsimile:  (212) 229-6073              Facsimile:  (212) 229-6073

TURNER CONSTRUCTION COMPANY

By                                      By
  -----------------------------------     -----------------------------------
   Title:                                  Title:
         ----------------------------            ----------------------------
   375 Hudson Street                       375 Hudson Street
   New York, NY  10014                     New York, NY  10014
   Facsimile:  (212) 229-6073              Facsimile:  (212) 229-6073


                                        BANK OF NEW YORK

                                        By
                                          -----------------------------------
                                          Title:
                                                -----------------------------


                                        HARRIS TRUST AND SAVINGS BANK

                                        By
                                          -----------------------------------
                                          Title:
                                                -----------------------------


                                        BANK ONE, N.A.

                                        By
                                          -----------------------------------
                                          Title: Vice President


                                        BANK ONE, N.A., as Agent

                                        By
                                          -----------------------------------
                                          Title: Vice President